Mondee Reports Second Quarter 2024 Results and Announces Comprehensive Long-Term Refinancing of its Capital Structure

- Net Revenues of $58.3M, up 3% from prior-year quarter, on Gross Bookings of $678M
- Adjusted EBITDA3 of $6.1M, up 38% from the prior-year quarter
- Take Rate of 8.6%, up 20 basis points from the prior-year quarter
- Refinancing of term loan and extension of preferred equity

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a leading travel marketplace and artificial intelligence (AI) technology company, today announced financial results for the three-month period ended June 30, 2024.

“Mondee delivered a strong second quarter, with net revenue, take rate, and adjusted EBITDA up year over year—the latter by 38%. Our non-air component surged to 47% of net revenue and take rate grew 20 basis points to 8.6%,” said Founder, Chairman, and CEO Prasad Gundumogula.

“We are also successfully refinancing our term loan and preferred equity, securing favorable terms that position Mondee for long-term growth. This new capital structure is expected to fuel our expansion, improve profitability, and solidify our AI leadership in travel,” Gundumogula continued.

“We delivered net revenue of $58 million—up 3% year over year, or 11.5% adjusted for acquisitions and disposals—and maintained healthy adjusted EBITDA. Our much-anticipated refinancing is expected to provide Mondee with financial flexibility, and additional working capital, enabling the Company to resume and accelerate its growth trajectory,” said CFO Jesus Portillo.

Second Quarter Financial Highlights

•Gross bookings of $678.0 million for the quarter, approximately in line with the second quarter of 2023 (“Q2 23”). Our strategy of rapid growth in non-air and platform-driven international air expansion led to a strong 57% transaction growth with reduced average transaction price. This resulted in lower revenue growth and higher adjusted EBITDA.
•Net revenues of $58.3 million for the quarter, an increase of 3% compared to $56.8 million in Q2 23. Delays in completing the refinancing caused a reduction in FinTech credit limits and working capital, materially limiting net revenue growth.
•Net Loss of $25.5 million for the quarter, including $19.1 million of non-cash and/or non-recurring items, such as $3.7 million of depreciation and amortization, $1.0 million of PIKed interest, $12.0 million of stock-based compensation, and $2.3 million amortization of loan origination fees, among others.
•Adjusted EBITDA of $6.1 million for the quarter, an increase of 38% compared to $4.4 million in Q2 23.
•Operating cash flow used of $7.6 million for the quarter, compared to cash used of $2.4 million in Q2 23. In this quarter, the Company used over $10 million of cash reserves as working capital to offset for credit limit reductions by certain FinTech partners in the face of delays in refinancing of its term loan. The Company anticipates some of these credit limits to be reinstated as the refinancing is being completed. Year-to-date, both operating cash flow and free cash flow were positive, $11.1 million and $3.3 million, respectively.
Financial Summary and Operating Results 1,2

	For the three months ended June 30,		Year-Over-Year Change
	2024	2023		%
Transactions	1,133,997	721,464	412,533	57%
Gross Bookings	$677,957	$679,244	$(1,287)	—%
Net Revenues	$58,326	$56,771	$1,555	3%
Net Loss	$(25,512)	$(14,608)	$(10,904)	75%
Loss per share (EPS)	$(0.36)	$(0.22)	$(0.14)	63%
Adjusted EBITDA[3]	$6,111	$4,438	$1,673	38%
Adjusted Loss per Share[3]	$(0.17)	$(0.09)	$(0.08)	92%
Net cash used in operating activities	$(7,599)	$(2,427)	$(5,172)	(213)%

	For the six months ended June 30,		Year-Over-Year Change
	2024	2023		%
Transactions	2,209,434	1,386,637	822,797	59%
Gross Bookings	$1,386,033	$1,347,323	$38,710	3%
Net Revenues	$116,347	$106,700	$9,647	9%
Net Loss	$(44,970)	$(27,523)	$(17,447)	63%
Loss per share (EPS)	$(0.66)	$(0.43)	$(0.23)	54%
Adjusted EBITDA[3]	$11,167	$8,595	$2,572	30%
Adjusted Loss per Share[3]	$(0.32)	$(0.18)	$(0.14)	74%
Net cash from (used in) operating activities	$11,062	$(12,406)	$23,468	(189)%

1 In $ thousands, except for Transactions and Loss per Share.
2 2Q 2024 Net Loss included $19.1 million of non-cash and/or non-recurring items, such as $3.7 million of depreciation and amortization, $1.0 million of PIKed interest, $12.0 million of stock-based compensation and related payroll expense, and $2.3 million amortization of loan origination fees, and $0.1 million change in fair value of earn-out liabilities, among others.
3 Refer to section entitled “Use of Non-GAAP Measures” for a reconciliation of non-GAAP financial measures.

Second Quarter 2024 Business Highlights and Subsequent Events

•Long-Term Refinancing. The Company announced today a comprehensive refinancing of its capital structure with TCW and funds affiliated with Morgan Stanley Investment Management, that is expected to extend its term loan to June 30, 2028, and its preferred equity to December 31, 2028. The extended timing for the term loan beyond August 31, 2025 and the preferred equity beyond September 30, 2026, are both subject to securing a $15 million letter of credit that the Company anticipates finalizing shortly and which would provide additional working capital.

Revised 2024 Financial Outlook

Our fiscal year 2024 guidance, as a result of the impact of working capital and FinTech credit limit constraints caused by delays in completing the refinancing, is adjusted as follows:

•Net revenues of approximately $240 million to $250 million, representing an increase of 10% versus 2023 net revenues, measured at the midpoint.

•Adjusted EBITDA of approximately $25 million to $30 million, representing an increase of 42% versus 2023 Adjusted EBITDA, measured at the midpoint.

Conference Call Information

Mondee will host a conference call Wednesday, August 14th at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (833) 470-1428 and internationally at +1 (404) 975-4839, passcode 985518.

A replay will be available on Mondee’s Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +1 (929) 458-6194, passcode 968920, until midnight (ET) September 4, 2024.

About Mondee Holdings, Inc. and Subsidiaries
Established in 2011, Mondee is a leading travel marketplace and artificial intelligence (“AI”) technology company with its headquarters based in Austin, Texas. The company operates 22 offices across the United States and Canada and has core operations in Brazil, Mexico, India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, the most powerful and only fully-integrated AI travel planning assistant in the market. Mondee’s network and marketplace include approximately 65,000 travel experts, 500+ airlines, and over one million hotels and vacation rentals, 30,000 rental car pickup locations, and 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve our global distribution. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, visit: www.mondee.com.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “could,” “may,” “expect,” “intend,” “potential,” “plan,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, retain management and key employees, and maintain relationships with our distribution network and suppliers, the ability of the Company to maintain compliance with Nasdaq’s listing standards, the expected changes to the Company’s capital structure, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report of Form 10-Q for the three months ended March 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

MONDEE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except par value) (unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$23,337	$27,994
Restricted cash and short-term investments	8,951	7,993
Accounts receivable, net of allowance	94,347	116,632
Contract assets, net of allowance	15,459	13,228
Amounts receivable from related parties, current portion	59	—
Prepaid expenses and other current assets	6,732	7,250
Total current assets	148,885	173,097
Property and equipment, net	23,831	17,311
Goodwill	82,758	88,056
Intangible assets, net	92,288	102,029
Amounts receivable from related parties, excluding current portion	—	43
Operating lease right-of-use assets	4,024	3,232
Deferred income taxes	752	752
Other non-current assets	10,266	7,871
TOTAL ASSETS	$362,804	$392,391

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$121,838	$114,989
Amounts payable to related parties	41	42
Government loans, current portion	20	66
Accrued expenses and other current liabilities	25,853	25,115
Earn-out liability, net, current portion	4,013	4,843
Deferred revenue, current portion	5,213	5,686
Long-term debt, current portion	5,182	10,828
Total current liabilities	162,160	161,569
Deferred income taxes	8,473	12,334
Note payable to related party	203	201
Government loans, excluding current portion	127	142
Warrant liability	102	137
Earn-out liability, net, excluding current portion	2,116	4,322
Long-term debt, excluding current portion	164,104	150,679
Deferred revenue, excluding current portion	10,490	11,797

	June 30, 2024	December 31, 2023
Operating lease liabilities, excluding current portion	2,825	2,561
Other long-term liabilities	8,088	8,073
Total liabilities	358,688	351,815

Redeemable preferred stock
Series A preferred stock - $0.0001 par value	115,734	105,804

Stockholders’ deficit
Common stock – $0.0001 par value	9	8
Treasury Stock	(32,088)	(32,088)
Additional paid-in capital	312,770	306,326
Accumulated other comprehensive (losses) gains	(6,267)	1,598
Accumulated deficit	(386,042)	(341,072)
Total stockholders’ deficit	(111,618)	(65,228)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$362,804	$392,391

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except weighted-average shares and net loss per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues, net	$58,326	$56,771	$116,347	$106,700
Operating expenses
Sales and marketing expenses	38,107	40,060	78,374	77,505
Personnel expenses, including stock-based compensation of $10,922, $4,467, $16,168, and $6,623, respectively	22,072	12,359	35,288	19,825
General and administrative expenses, including non-employee stock-based compensation of $590, $337, $645, and $742, respectively	4,020	5,227	9,805	9,721
Information technology expenses	268	1,376	2,337	2,299
Provision for credit losses, net	349	(34)	(54)	(701)
Depreciation and amortization	3,653	3,803	9,216	7,189
Restructuring expense, net	158	(168)	(131)	1,361
Total operating expenses	68,627	62,623	134,835	117,199
Loss from operations	(10,301)	(5,852)	(18,488)	(10,499)
Other (expense) income
Interest income	200	290	369	637
Interest expense	(12,818)	(8,415)	(22,750)	(16,632)
Changes in fair value of warrant liability	(7)	393	35	372
Other (expense) income, net	(2,590)	984	(3,495)	1,306
Total other expense, net	(15,215)	(6,748)	(25,841)	(14,317)
Loss before income taxes	(25,516)	(12,600)	(44,329)	(24,816)
Benefit (provision) for income taxes	4	(2,008)	(641)	(2,707)
Net loss	(25,512)	(14,608)	(44,970)	(27,523)
Cumulative dividends allocated to preferred stockholders	(3,937)	(2,686)	(7,742)	(5,164)
Net loss attributable to common stockholders	$(29,449)	$(17,294)	$(52,712)	$(32,687)
Net loss attributable per share to common stockholders
Basic and diluted	$(0.36)	$(0.22)	$(0.66)	$(0.43)
Weighted-average shares used to compute net loss attributable per share to common stockholders
Basic and diluted	80,722,160	77,197,805	79,595,320	76,774,455

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(44,970)	$(27,523)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	9,216	7,189
Deferred taxes	427	62
Provision for credit losses, net	(54)	(701)
Stock-based compensation	16,813	7,365
Non-cash lease expense and lease impairment charges	914	457
Amortization of loan origination fees	4,183	4,126
Payment in kind interest expense	6,498	2,807
Gain on termination of lease	(458)	(337)
Unrealized (gain) loss on foreign currency exchange derivatives	(570)	129
Change in the estimated fair value of earn-out consideration and warrants	1,262	329
Payment of earn-out consideration in excess of acquisition date fair value	(1,873)	—
Changes in operating assets and liabilities:
Accounts receivable	12,189	(20,468)
Amounts receivable from related parties	(16)	—
Contract assets	(4,871)	(8,795)
Prepaid expenses and other current assets	787	494
Other non-current assets	(419)	(377)
Amounts payable to related parties	—	25
Accounts payable	13,280	24,667
Accrued expenses and other liabilities	1,357	(262)
Deferred revenue	(1,780)	(985)
Operating lease liabilities	(853)	(608)
Net cash provided by (used in) operating activities	11,062	(12,406)
Cash flows from investing activities
Capital expenditures	(7,785)	(4,474)
Cash paid for acquisitions, net of cash acquired	(139)	(21,919)
Purchase of restricted short term investments	—	(231)
Net cash used in investing activities	(7,924)	(26,624)
Cash flows from financing activities
Repayment of debt	(1,900)	(2,063)
Payment of preferred stock offering costs	(28)	—

	Six Months Ended June 30,
	2024	2023
Loan origination fee for long term debt	(79)	(615)
Payments of tax on vested restricted stock units	(793)	—
Proceeds from common stock issued in connection with employee stock purchase plan	84	—
Payment of earn-out consideration up to acquisition date fair value	(2,460)	—
Payment of deferred consideration for Interep acquisition	(120)	—
Payment of offering costs	—	(3,672)
Proceeds from long term debt	—	15,000
Net cash (used in) provided by financing activities	(5,296)	8,650
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,523)	528
Net decrease in cash, cash equivalents, and restricted cash	(3,681)	(29,852)
Cash, cash equivalents, and restricted cash at beginning of period	34,666	78,841
Cash, cash equivalents and restricted cash at end of period	$30,985	$48,989

Operating Metrics
This press release also includes certain operating metrics that the Company believes are useful in providing additional information in assessing the overall performance of Mondee’s business.

Transactions are defined as the number of travel reservations that were processed on Mondee’s platform during the period. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. Gross bookings are defined as the total dollar value, generally inclusive of taxes and fees, of all travel reservations through our platform between a third-party seller or service provider and the traveler, net of cancellations. Take rate is defined as revenues as a percentage of gross bookings. Mondee generates revenue from service fees earned on these transactions and, accordingly its revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions Mondee processes. Revenue will increase as a result of the expansion in Mondee's distribution platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Use of Non-GAAP Measures
In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release and the accompanying tables include the following non-GAAP measures: adjusted EBITDA, adjusted net loss, and adjusted net loss per share.

Adjusted EBITDA is defined as net loss before 1) interest expense, net; 2) benefit (provision) for income taxes; 3) depreciation and amortization; 4) stock-based compensation expense; and 5) certain other expenses. The most directly comparable GAAP measure is net loss.

Adjusted net loss is defined as net loss before 1) stock-based compensation and related payroll tax expense; 2) amortization of intangibles; 3) income tax benefit (provision); and 4) and certain other expenses. The most directly comparable GAAP measure is net loss.

Adjusted net loss per share is defined as adjusted net loss plus cumulative dividends allocated to preferred stockholders divided by the average number of basic or diluted (whichever is applicable) shares of common stock outstanding during the period.

Mondee believes these non-GAAP financial measures provide investors and other users of this financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of its results of operations. With respect to adjusted EBITDA and adjusted net loss, Mondee believes these non-GAAP financial measures are useful in evaluating the Company’s profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and certain other expenses and/or non-cash expenses. Mondee also believes non-GAAP financial measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

Mondee uses these non-GAAP financial measures in conjunction with traditional GAAP measures as part of its overall assessment of the Company’s performance, including the preparation of its annual operating budget and quarterly forecasts, and to evaluate the effectiveness of its business strategies. Mondee’s definition may differ from the definitions used by other companies and therefore, comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, Mondee’s non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

The following tables provides key metrics and a detailed reconciliation (unaudited) of adjusted EBITDA:

($ in thousands)
KEY METRICS	Q2 24	Q1 24	Q2 23
Transactions	1,133,997	1,075,437	721,464
Take rate	8.6%	8.2%	8.4%
Gross bookings	$677,957	$708,076	$679,244
Net revenues	$58,326	$58,021	$56,771
YoY Growth	2.7%	16.2%	24.3%
QoQ Growth	0.5%	(6.6)%	13.7%

ADJUSTED EBITDA RECONCILIATION	Q2 24	Q1 24	Q2 23
Net income (loss)	$(25,512)	$(19,458)	$(14,608)
Interest expense (net)	12,618	9,763	8,125
Stock-based compensation expense	11,512	5,307	4,804
Payroll tax expense related to stock-based compensation	479	—	86
Depreciation & amortization	3,653	5,563	3,803
Restructuring expense	158	(289)	(168)
Changes in fair value of Warrant liability	7	(42)	(393)
Benefit (provision) for income taxes	(4)	645	2,008
M&A costs	15	618	365
Financing and refinancing related costs	9	625	139
US divestiture and transition service expense	—	240	—
Foreign currency losses (gains)	2,612	665	(984)
Change in fair value of acquisition earn-out liability	58	1,239	530
Certain other expenses	506	180	731
Adjusted EBITDA[1]	$6,111	$5,056	$4,438
Adjusted EBITDA margin	10.5%	8.7%	7.8%
1Adjusted EBITDA has been conformed to the current period presentation for period over period comparability.

The following table reconciles net loss to Adjusted EBITDA for the six months ended June 30, 2024 and 2023, respectively:

	Six Months Ended June 30,
($ in thousands)	2024	2023
Net loss	$(44,970)	$(27,523)
Interest expense, (net)	22,381	15,995
Stock-based compensation and related payroll tax expense	17,298	7,451
Depreciation and amortization	9,216	7,189
Restructuring expense, net	(131)	1,361
(Benefit) provision for income taxes	641	2,707
Changes in fair value of warrant liabilities	(35)	(372)
Changes in fair value of earn-out liabilities	1,297	701
Acquisition and integration related costs	633	644
Financing and refinancing related costs	634	545
Certain other expenses	926	1,203
Foreign currency losses (gains)	3,277	(1,306)
Adjusted EBITDA[1]	$11,167	$8,595
1Adjusted EBITDA has been conformed to the current period presentation for period over period comparability.

The following table (unaudited) reconciles net loss to Adjusted Net Loss for the three and six months ended June 30, 2024 and 2023, respectively:
Adjusted Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2024	2023	2024	2023
Net loss	$(25,512)	$(14,608)	$(44,970)	$(27,523)
Stock-based compensation and related payroll tax expense	11,991	4,804	17,298	7,451
Amortization of intangibles	2,742	2,329	5,851	4,290
Benefit (provision) for income taxes	(4)	2,008	641	2,707
Certain other expenses[1]	753	1,204	3,324	4,082
Adjusted net loss	$(10,030)	$(4,263)	$(17,856)	$(8,993)

1 Includes changes in fair value of earn-out liabilities, change in fair value of warrant liabilities, restructuring expense, acquisition and integration related costs, and certain other expenses.
The following table reconciles net loss per share to Adjusted Net Loss per share for the three and six months ended June 30, 2024 and 2023, respectively:
Adjusted Net Loss Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands, except loss per share	2024	2023	2024	2023
Net loss	$(25,512)	$(14,608)	$(44,970)	$(27,523)
Cumulative dividends allocated to preferred stockholders	(3,937)	(2,686)	(7,742)	(5,164)
Net loss attributable to common stockholders, basic and diluted	$(29,449)	$(17,294)	$(52,712)	$(32,687)
Weighted average shares outstanding, basic and diluted	80,722,160	77,197,805	79,595,320	76,774,455
Basic and diluted net loss per share	$(0.36)	$(0.22)	$(0.66)	$(0.43)

Adjusted net loss	$(10,030)	$(4,263)	(17,856)	$(8,993)
Cumulative dividends allocated to preferred stockholders	(3,937)	(2,686)	(7,742)	(5,164)
Adjusted net loss attributable to common stockholders, basic and diluted	$(13,967)	$(6,949)	$(25,598)	$(14,157)
Weighted average shares outstanding, basic and diluted	80,722,160	77,197,805	79,595,320	76,774,455
Adjusted net loss per share	$(0.17)	$(0.09)	$(0.32)	$(0.18)

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com